Exhibit 2.5

                 AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT


         This AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of September 29, 1997 (this "AMENDMENT"), by and among THE BROOKLYN UNION GAS COMPANY, a New York corporation ("BROOKLYN UNION"), LONG ISLAND LIGHTING COMPANY, a New York corporation ("LILCO"), and KEYSPAN ENERGY CORPORATION, a New York corporation and, prior to the Effective Time (as defined herein), a wholly owned subsidiary of Brooklyn Union ("KEYSPAN"), among other things amends the following agreements:

         a. the AMENDED AND RESTATED AGREEMENT AND PLAN OF EXCHANGE AND MERGER, dated as of June 26, 1997 (the "MERGER AGREEMENT"), by and between Brooklyn Union and LILCO;

         b. the AMENDED AND RESTATED BROOKLYN UNION STOCK OPTION AGREEMENT, dated as of June 26, 1997 (the "BROOKLYN UNION OPTION AGREEMENT"); and

         c. the AMENDED AND RESTATED LILCO STOCK OPTION AGREEMENT, dated as of June 26, 1997 (the "LILCO OPTION AGREEMENT", and together with the Merger Agreement and the Brooklyn Union Option Agreement, the "AGREEMENTS").


         WHEREAS, Brooklyn Union and LILCO have determined to engage in a business combination as peer firms in a merger and a binding share exchange and to form a holding company to manage their combined businesses (the "COMPANY") and have entered into the Agreements for such purpose; and

         WHEREAS, contemporaneously herewith, KeySpan is acquiring all the outstanding shares of common stock, par value $0.33 1/3 per share ("BROOKLYN UNION COMMON STOCK"), of Brooklyn Union in a binding share exchange under
Section 913 of the New York Business Corporation Law, in which each share of Brooklyn Union Common Stock will be exchanged for one share of common stock of KeySpan, par value $0.33 1/3 per share ("KEYSPAN COMMON STOCK"), with the result that Brooklyn Union will become a wholly owned subsidiary of KeySpan (such transaction, the "KEYSPAN RESTRUCTURING"); and

         WHEREAS, pursuant to Section 10.7 of the Merger Agreement the parties desire to provide for the assignment by Brooklyn Union to KeySpan, and the assumption by KeySpan, of all of Brooklyn Union's rights and obligations under the Agreements and to substitute KeySpan for Brooklyn Union thereunder, effective upon the effective time of the KeySpan Restructuring (the "EFFECTIVE TIME").


                               Page 13 of 15 Pages

         NOW   THEREFORE,   in   consideration   of   the   premises   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


         Section i. Definitions. Capitalized terms used herein and not otherwise defined herein have the respective meanings given in the Merger Agreement.

         Section ii. Assumption of Liabilities and Obligations by KeySpan. KeySpan agrees to assume, effective as of the Effective Time, all liabilities and obligations of Brooklyn Union under each of the Agreements, including, without limitation, the obligation under the Brooklyn Union Option Agreement to issue shares of KeySpan Common Stock in certain circumstances as set forth therein.

         Section iii. Substitution of KeySpan for Brooklyn Union. (a) Each of the Agreements is hereby amended, effective as of the Effective Time, such that KeySpan is substituted for Brooklyn Union for all purposes under the Agreements and all references to Brooklyn Union in the Agreements shall be deemed to refer to KeySpan, except as provided in paragraph (c) below and except for purposes of or references in Article IV, Section 7.2, Section 7.4, and Section 7.6 and the reference to Brooklyn Union in Section 7.1 of the Merger Agreement.

                  (b) Each of the Agreements is hereby amended, effective as of the Effective Time, such that Subsidiaries of KeySpan are substituted for Brooklyn Union Subsidiaries for all purposes under the Agreements and all references to Brooklyn Union Subsidiaries in the Agreements shall be deemed to refer to Subsidiaries of KeySpan, except as provided in paragraph (c) below and except for purposes of or references in Article IV of the Merger Agreement.

                  (c) Section 8.2(b) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                         "(b)     REPRESENTATIONS     AND    WARRANTIES.     The
                    representations and warranties of Brooklyn Union set forth in this Agreement and the Brooklyn Union Stock Option Agreement shall be true and correct (i) on and as of
                    December 29, 1996 except for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a Brooklyn Union Material Adverse Effect and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made with respect to KeySpan instead of Brooklyn Union or with respect to Subsidiaries of KeySpan instead of Brooklyn Union Subsidiaries, as the case may be, on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than December 29, 1996 or the Closing Date which need only be true and correct as of such date or time) except for such failures of representations or warranties to be true and correct (without regard


                               Page 14 of 15 Pages
                    to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on the business, assets, financial condition, results of operations or prospects of KeySpan and its subsidiaries taken as a whole."

         Section iv. Substitution of KeySpan Common Stock for Brooklyn Union Common Stock. Each of the Agreements is hereby amended, effective as of the Effective Time, such that KeySpan Common Stock is substituted for Brooklyn Union Common Stock for all purposes under the Agreements and all references to Brooklyn Union Common Stock in the Agreements shall be deemed to refer to KeySpan Common Stock, except for purposes of Article IV of the Merger Agreement.

         Section v. Acknowledgment of KeySpan Assumption and Substitution. LILCO hereby acknowledges and confirms that, effective as of the Effective Time, all of the liabilities, obligations, benefits and rights of Brooklyn Union under the Agreements shall inure to the benefit of KeySpan under those Agreements.

         Section vi. Counterparts. This Amendment may be executed in one or more counter- parts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Brooklyn Union, LILCO and KeySpan have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                  THE BROOKLYN UNION GAS COMPANY


                                  By: /s/ Robert B. Catell
                                     ------------------------
                                     Robert B. Catell
                                     Chief Executive Officer

                                  LONG ISLAND LIGHTING COMPANY


                                  By: /s/ William J. Catacosinos
                                      --------------------------
                                       Dr. William J. Catacosinos
                                       Chief Executive Officer


                                  KEYSPAN ENERGY CORPORATION


                                  By:  /s/ Robert B. Catell
                                       --------------------
                                       Robert B. Catell
                                       Chief Executive Officer


                               Page 15 of 15 Pages